`

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/

FILED BY A PARTY OTHER THAN THE REGISTRANT / /
CHECK THE APPROPRIATE BOX:

 / /  PRELIMINARY PROXY STATEMENT   / / CONFIDENTIAL, FOR USE OF THE COMMISSION
                                        ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

 /X/  DEFINITIVE PROXY STATEMENT

 / /  DEFINITIVE ADDITIONAL MATERIALS

 / /  SOLICITING MATERIAL PURSUANT TO RULE 14A-11(c) OR RULE 14a-12

                                 PBOC HOLDINGS, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/ NO FEE REQUIRED.

/ / FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND 0-11.

   (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION
       APPLIES:
              -------------------

   (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION
       APPLIES:
              -------------------

   (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
                                                     ---------------------------

   (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
                                                      --------------------------

   (5) TOTAL FEE PAID:
                     -----------------------------------------------------------

/ / FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

/ / CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE
    0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

      (1) AMOUNT PREVIOUSLY PAID:
                                ------------------------------------------------

      (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
                                                      --------------------------

      (3) FILING PARTY:
                      ----------------------------------------------------------

      (4) DATE FILED:
                    ------------------------------------------------------------

                               PBOC HOLDINGS, INC.
                             5900 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90036
                                 (323) 938-6300

                                 March 23, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of PBOC Holdings, Inc. The meeting will be held at the Le Meridien Hotel, located at 465 South La Cienega Boulevard, Los Angeles, California, on Monday, April 24, 2000 at 9:30 a.m., Pacific Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that your shares be voted at the Annual Meeting regardless of the number you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     For the reasons set forth in the Proxy Statement, the Board recommends that you vote "FOR" each matter to be considered at the Annual Meeting.

     Your continued support of and interest in PBOC Holdings, Inc. is sincerely appreciated.

                                           Sincerely,

                                           /s/ Rudolf P. Guenzel

                                           Rudolf P. Guenzel
                                           President and Chief Executive Officer

                               PBOC HOLDINGS, INC.
                             5900 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90036
                                 (323) 938-6300
                                    ---------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 2000
                                     ------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of PBOC Holdings, Inc. (the "Company") will be held at the Le Meridien Hotel, located at 465 South La Cienega Boulevard, Los Angeles, California, on Monday, April 24, 2000 at 9:30 a.m., Pacific Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect one director for a three-year term or until his successor is elected and qualified;

     (2)  To consider and approve the adoption of the 2000 Stock Incentive Plan;

     (3) To amend the Company's Bylaws to increase the number of directors from seven to nine;

     (4) To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000;

     (5) If necessary, to adjourn the Annual Meeting to solicit additional proxies; and

     (6) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

     The Board of Directors has fixed March 7, 2000 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ J. Michael Holmes

                                              J. Michael Holmes
                                              Corporate Secretary


Los Angeles, California
March 23, 2000

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                               PBOC HOLDINGS, INC.
                                   ----------
                                 PROXY STATEMENT
                                    ---------
                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 24, 2000

     This Proxy Statement is furnished to holders of common stock, $.01 par value per share ("Common Stock"), of PBOC Holdings, Inc. (the "Company"), a Delaware-chartered thrift holding company for People's Bank of California (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Le Meridien Hotel, located at 465 South La Cienega Boulevard, Los Angeles, California, on Monday, April 24, 2000 at 9:30 a.m., Pacific Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 23, 2000.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (J. Michael Holmes, Senior Executive Vice President, Chief Financial Officer and Secretary, PBOC Holdings, Inc., 5900 Wilshire Boulevard, Los Angeles, California 90036); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

     Only stockholders of record of the Company at the close of business on March 7, 2000 (the "Voting Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 19,876,205 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

     The presence in person or by proxy of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. The person who receives the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected director of the Company. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of KPMG LLP as the Company's independent auditors. Abstentions will not be counted as votes cast and accordingly will have no effect on the voting of this proposal. The affirmative vote of the holders of a majority of the total votes eligible to be cast in person or by proxy at the Annual Meeting is required for approval of the proposals to approve the 2000 Stock Incentive Plan (the "2000 Incentive Plan") and the amendment ("Amendment") to the Company's Bylaws to increase the number of directors from seven to nine. Under rules applicable to broker-dealers, the proposals to approve the 2000 Incentive Plan and the Amendment are considered

"discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there may be "broker non-votes" at the meeting. Because of the required votes, abstentions and "broker non-votes" will have the same effect as a vote against the proposals to approve the 2000 Incentive Plan and the Amendment.

                INFORMATION WITH RESPECT TO NOMINEE FOR DIRECTOR,
                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     The Bylaws of the Company presently authorize up to fifteen but not less than seven directors. The Bylaws also presently provide that the Board of Directors shall consist of seven persons. As discussed herein, the Board of Directors is proposing to amend the Company's Bylaws to increase the number of directors from seven to nine. There presently is one (1) vacancy on the Board of Directors . Following the Annual Meeting, three (3) Board of Director seats will remain vacant assuming that the Amendment is approved by stockholders.

     The Certificate of Incorporation of the Company provides that the Board of Directors of the Company shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

     No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption, and the nominee currently serves as a director of the Company.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominee for director listed below. If the person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominee listed below may not be able to serve as director if elected.

     The following tables present information concerning the nominee for director of the Company and each director whose term continues.

            NOMINEE FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2003

                                                              Principal Occupation During                      Director
       Name                       Age(1)                            the Past Five Years                        Since
-------------------------         -------       ----------------------------------------------------------     ------

Robert W. MacDonald               52            Director; Director of the Bank since 1992 and Chairman of      1998
                                                the Board of the Bank and Company since January 2000.
                                                Managing Director of William E. Simon & Sons, a merchant
                                                banking firm since 1991.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEE FOR DIRECTOR.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                      DIRECTORS WHOSE TERMS EXPIRE IN 2001

                                       Principal Occupation During                                                Director
       Name             Age(1)             the Past Five Years                                                    Since
------------------      ------        -----------------------------------------------------------------------     ---------
Rudolf P. Guenzel       59            Director; Director of the Bank since 1995; President since                  1998
                                      1995 and President and Chief Executive Officer of the
                                      Company since 1998 and President and Chief Executive
                                      Officer of the Bank since March 1995.  In 1991, Mr. Guenzel was hired as President and Chief Executive Officer of
                                      BancFlorida and its wholly-owned subsidiary, BancFlorida,
                                      FSB.  He served in this capacity until it was acquired by First
                                      Union Corporation in August 1994. Following the
                                      acquisition, Mr. Guenzel worked as a consultant in the area of bank profitability analysis until being hired by the
                                      Company.

J. Michael Holmes       53            Director; Director of the Bank since 1998; Executive Vice                   1998
                                      President and Chief Financial Officer of the Bank since
                                      March 1995, Chief Financial Officer and Secretary of the Company
                                      since 1995, Executive Vice President, Chief Financial Officer
                                      and Secretary of the Company since 1998 and Senior Executive Vice
                                      President, Chief Financial Officer and Secretary of the Company
                                      since January 2000. Mr. Holmes previously served as Secretary,
                                      Treasurer and Chief Financial Officer of BancFlorida between 1985 and August 1994.

Randall O. Chang        54            Director; Director of the Bank since 1999; General Manager                  1999
                                      of the Asset Management Group for the Kamehameha
                                      Schools Bernice Pauahi Bishop Estate, Honolulu, Hawaii
                                      from 1998 through January 2000.  Mr. Chang previously
                                      served as President and Chief Operating Officer of City Bank in Honolulu, Hawaii from 1993 to 1998.  Mr. Chang has also been a senior officer at Daiwa Bank and Union Bank in Los
                                      Angeles, California.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2002

                                       Principal Occupation During                                                Director
       Name             Age(1)             the Past Five Years                                                    Since
------------------      ------        -----------------------------------------------------------------------     ---------

John F. Davis           52            Director; Director of People's Preferred Capital Corporation since          1998
                                      1997; Director of People's Bank of California (the "Bank") since 1998;
                                      Chief Operating Officer of First Fidelity Bancorp, Irvine, California
                                      from October 1998 through December 1999; Mr. Davis has served as a legal consultant for two local financial institutions since 1993 and
                                      1995, respectively, during which he was actively involved in troubled real estate work-outs, foreclosed real estate disposition and related litigation and with one of such institutions, a reorganization and recapitalization.

Murray Kalis            60            Director; Director of the Bank since December 1998; Mr. Kalis is            1998
                                      Chairman and Creative Director of Kalis and Savage Advertising, Los
                                      Angeles, California, which he founded in 1995; prior to 1995, Mr. Kalis was President of Coen/Kalis Advertising, Los Angeles, California.

--------------------
(1) As of December 31, 1999.

STOCKHOLDER NOMINATIONS

     Article IV, Section 4.15 of the Company's Bylaws ("Bylaws") governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board of Directors or a committee appointed by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. Generally, to be timely, a stockholder's notice must be delivered to, or mailed, postage prepaid, to the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. Each written notice of a stockholder nomination is required to set forth certain information specified in the Bylaws. However, for this Annual Meeting, a stockholder's notice must have been delivered or received no later than the close of business on December 23, 1999. No such nominations by stockholders were received.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE COMPANY AND THE BANK

     Regular meetings of the Board of Directors of the Company are held as necessary. Through the year ended December 31, 1999, the Board of Directors of the Company met nine times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during this period. The Company has established various committees including an Audit Committee, a Compensation Committee, a Planning and Nominating Committee and a Litigation Committee.

     The Board of Directors of the Bank generally meets on a monthly basis and may have additional special meetings. During the year ended December 31, 1999, the Board of Directors of the Bank met 13 times. The Board of Directors of the Bank has established three committees, including an Audit Committee, Compensation Committee and a Planning and Nominating Committee. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during this period.

     COMMITTEES OF THE COMPANY

     AUDIT COMMITTEE. The Audit Committee reviews the records and affairs of the Company and its financial condition. The Audit Committee reviews with management and the independent auditors the systems of internal control, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Further, the Audit Committee ensures that the Company's internal policies and procedures relative to the underwriting of loans is adhered to by management. The current members of the Audit Committee are Messrs. MacDonald, Davis, Chang and Kalis.

     COMPENSATION COMMITTEE. Executive compensation philosophy, policies, and programs are the responsibility of the Compensation Committee of the Board of Directors. During 1999, the members of the committee were Messrs. MacDonald (Chairman), Davis and Kalis. No member of the committee is a current or former officer or employee of the Company, Bank or any of its subsidiaries. The report of the committee with respect to compensation for the Chief Executive Officer and all other executive officers is set forth below.

     REPORT OF THE COMPENSATION COMMITTEE

     The members recognize that the Company must attract, retain and motivate the best people to achieve its business objectives. To do so, it must compensate its executives fairly and competitively in the markets in which it competes. The competitive market for executives is primarily banks of a similar asset size located in the Southern California area.

     The current compensation program permits recognition of individual contribution, business unit results, and overall corporate results. Currently, executive compensation comprises base salary and bonuses.

     BASE SALARY. The Compensation Committee establishes base salaries for executives of the Company by conducting an annual review utilizing salary survey data provided by an external compensation consultant.

     It is the intention of the Committee to pay base salaries at the average salary paid by competitive banks.

     BONUSES. The bonus portion of the executives' total compensation program is tied to the achievement of specific individual and group corporate results. Because it is the committee's intention to link a significant portion of executive pay to changes in shareholder value, the annual incentive bonus will include annual financial measures that are highly correlated to market indicators, such as Net Income, Earnings per Share, Cash Flow and Return on Equity. Also, the Committee's intention is to offset base salaries which are somewhat more conservative with greater upside potential through annual incentives and stock plans to provide for above average total remuneration in years when the Company has outstanding performance.

     TAX DEDUCTIBILITY. At this point, and for the foreseeable future, the Company does not anticipate problems with tax deductibility of executive compensation. If, in the future, this becomes a concern, the Compensation Committee will revisit the issue.

     STOCK OPTION GRANTS. Stock options to purchase Common Stock were granted to key personnel under the Company's Option Plans, subject to stockholder approval. Grants were made to executive officers at an option price in excess of the market value on the date of the grant. The Company's philosophy in granting stock options is primarily to increase executive officer ownership in the Company and as a vehicle for additional compensation. Executive officers are provided with incentives to manage with a view toward maximizing long-term stockholder value. In determining the total number of options to be granted to all recipients, including the executive officers, the Committee considered dilution, number of shares of Common Stock outstanding and the performance of the Company during the immediately preceding year. The Committee sets guidelines for the number of shares available for the granting of stock options to each executive officer based on the total number of options available, an evaluation of competitive data for grants by the comparison group as discussed under the "Base Salary" section above, and the executive officer's salary and position. These stock option grants provide incentive for the creation of stockholder value since the full benefit of the grant to each executive officer can only be realized with an appreciation in the price of the Company's Common Stock above the Company's initial public offering price.

     CHIEF EXECUTIVE OFFICER'S COMPENSATION. The Committee considered the following factors in determining the base salary for 1999 for Rudolf P. Guenzel, President and Chief Executive Officer of the Company: the Company's success in attaining its profit plan for 1999 as discussed below and the comparative data for comparable bank and thrift holding companies. Based on these factors, the Committee established Mr. Guenzel's base salary at $348,000, which was increased by $23,000 from his 1998 salary level. This placed Mr. Guenzel's base salary below the middle of the peer group.

     For 1999, Mr. Guenzel was eligible to earn a cash bonus of up to 150% of his base salary based on specific measurable and subjective performance goals. The measurable performance goal set for Mr. Guenzel was the attainment of the Company's profit plan. The Committee also considered the subjective assessment of his ability to identify and develop key personnel as well as expressing the leadership and vision to continue the long-term growth of the Company. While the Committee did not assign specific relative weights to those goals, the level of annual bonus is more heavily dependent upon the attainment of the profit plan. For 1999, the Company's earnings increased over 1998. Based on these factors, the Committee determined that Mr. Guenzel earned a bonus of $417,600, which represented 120% of his base salary for 1999.

     In January and September 1999, Mr. Guenzel was granted options to purchase 390,000 and 55,000 shares, respectively, of Common Stock of the Company. These grants were made in accordance with the guidelines of the Committee referenced above, including specifically the Company's increase in its year-to-date earnings for 1999 and comparison of Mr. Guenzel's overall compensation package with similar positions within the peer group as discussed above.

          Robert W. MacDonald - Chairman
          John F. Davis
          Murray Kalis

     PLANNING AND NOMINATING COMMITTEE. The Planning and Nominating Committee is responsible for reviewing and recommending to the Board of Directors the Company's strategic and operational plans and programs. The Committee also recommends persons to fill vacancies on the Board of Directors and reviews the structure and operation of the Board of Directors. The current members of the Planning and Nominating Committee are Messrs. Davis, Kalis and Guenzel.

     LITIGATION COMMITTEE. The Litigation Committee is responsible for overseeing and directing the prosecution of the lawsuit filed by the Company, the Bank and certain current and former stockholders of the Company with respect to allegations against the United States Government of breach of contract and deprivation of property without just compensation and without due process of law ("Goodwill Litigation"), and any ancillary litigation related thereto. The Committee also has the responsibility to consider and decide upon settlement of such litigation. The current members of the Litigation Committee are Messrs. Guenzel, Chang and MacDonald.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Set forth below is information with respect to the principal occupations during the last five years for the senior executive officers of the Company and the Bank who do not serve as directors of the Company. No executive officer is related to any director or other executive officer of the Company by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer.

     WILLIAM W. FLADER. Mr. Flader has served as Senior Executive Vice President and Chief Operations Officer for the Bank since December 1999. From March 1995 to December 1999, Mr. Flader served as Executive Vice President of Retail Banking for the Bank. Before joining the Bank, Mr. Flader was employed by Banc Florida, FSB from October 1980 to August 1994 in various capacities. Mr. Flader served as Senior Vice President of Retail Banking for BancFlorida from December 1989 to August 1994. Mr. Flader has worked in banking for over 20 years and at BancFlorida managed a 46 branch network. In addition, Mr. Flader was responsible for the sale of alternative investment products, marketing and residential lending.

     DOREEN J. BLAUSCHILD. Ms. Blauschild came to the Bank as Associate Counsel in 1988 and was promoted to Vice President, General Counsel in 1989. In 1991, Ms. Blauschild was promoted to Senior Vice President, General Counsel. Ms. Blauschild also has served as the Bank's Secretary since 1989.

     WILLIAM G. CARROLL. Mr. Carroll has served as Executive Vice President for the Bank since December 1999. From January 1998 to December 1999, Mr. Carroll served as Senior Vice President in charge of Corporate Financial Services (including branch operations). He joined the Bank in March 1997 as Vice President with the same responsibilities. Prior to joining the Bank, Mr. Carroll served as Vice President of Preferred Bank in Los Angeles, California, from September 1996 through February 1997. From 1991 through 1996, Mr. Carroll served as Regional Vice President of Metrobank/Comerica and from 1982 through 1991, Mr. Carroll was employed as Senior Vice President in the commercial banking division at California Federal Bank.

     JAY P. HUNDLEY. Mr. Hundley has served as the Bank's Executive Vice President since December 1999. From November 1998 to December 1999, Mr. Hundley served as the Bank's Senior Vice President and Senior Lending Officer. Mr. Hundley's responsibilities include business development and origination of commercial real estate, SBA, commercial, indirect automobile loans and accounts receivable financing. From 1994 to November 1998, Mr. Hundley was a financial consultant for a bank in Beverly Hills, California and for an agency of the U.S. Government. Prior to that, he served as Senior Vice President at two commercial banks, First Florida Bank from 1991 to 1993 and Riggs National Bank from 1993 to 1994.

EMPLOYMENT AGREEMENTS

     The Company and the Bank (the "Employers") entered into new employment agreements with the Messrs. Guenzel, Holmes and Flader (individually, the "Executive" and collectively, the " Executives") in 1998. The Employers agreed to employ the executives for a term of three years, in each case in their current respective positions. The agreements with the Executives was initially at their current salary levels, which amounted to $325,000, $200,000 and $170,000 for Messrs. Guenzel, Holmes and Flader, respectively. (As of January 1, 2000, salaries were increased to $348,000, $230,000 and $190,000 for Messrs. Guenzel, Holmes, and Flader, respectively.) The Executives' compensation and expenses are to be paid by the Company and the Bank in the same proportion as the time and services actually expended by the Executives on behalf of each respective Employer. The employment agreements are to be reviewed annually and, prior to the second annual anniversary of such agreements and each annual anniversary thereafter, the Board of the Directors of the Employers will determine whether to extend the term of such agreements. Under the agreements, the term of the Executives' employment agreements may be extended after the second anniversary of the agreement, for additional one-year periods upon the approval of the Employers' Boards of Directors, unless either party elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.

     Each of the employment agreements is terminable with or without cause by the Employers. The Executives have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employers for cause, disability or retirement. The agreements provide for certain benefits in the event of the Executive's death. In the event that (i) the Executive terminates his or her employment because of failure to comply with any material provision of the employment agreement or the Employers change the executive's title or duties or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the Executive as a result of certain adverse actions which are taken with respect to the executive's employment following a change in control of the Company, as defined, the Executives will be entitled to a cash severance amount equal to the Executive's base salary in effect prior to the date of termination multiplied by the number of years or fraction thereof remaining in the term of the agreement at the date of termination up to a maximum of two years. In the event that the Company was required to make cash severance payments to the Executives because of the occurrence of any of the aforementioned circumstances, Messrs. Guenzel, Holmes and Flader would be entitled to receive $696,000, $460,000 and $380,000, respectively.

     The employment agreements with the Executives provide that, in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code, then such payments and benefits received thereunder shall be reduced by the amount which is the minimum necessary to result in the payments not exceeding three times the recipient's average annual compensation from the employer which was includable in the recipient's gross income during the most recent five taxable years. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

     A change in control is generally defined in the employment agreements to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any three-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period. The employment agreements provide that any additional purchase of Common Stock by the Bishop Estate or BIL Securities (Offshore) Limited ("BIL Securities") shall not be deemed to constitute a change of control for purposes of such agreements.

     Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect. The Company and/or the Bank may determine to enter into similar employment agreements with other officers in the future.

     In April 1995, the Bank entered into an employment agreement with Doreen J. Blauschild. In the event the Bank terminates Ms. Blauschild's employment without cause or following her resignation due to an unauthorized reduction in compensation, the employment agreement provides that Ms. Blauschild shall be entitled to certain benefits including (i) four months base salary and payment of accrued and unpaid vacation, (ii) a $25,000 lump sum payment, (iii) continued coverage under the Bank's group health, dental, life and disability plans for a period of six months from termination or until Ms. Blauschild becomes eligible for comparable group benefit coverages, whichever is earlier, and (iv) continued benefit of the Company's indemnification obligations and director and officer insurance policy. In addition, Ms. Blauschild is also entitled to a payment equal to 0.25% of the amount by which any net recovery (i.e., gross amount less attorneys' fees incurred by the Bank) by and payable to the Bank relating to the Goodwill Litigation, whether by judgment or settlement, exceeds $150.0 million. The employment agreement generally defines "cause" as termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of the employment agreement.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of certain information concerning the compensation information with respect to the Chief Executive Officer of the Company and the other four most highly compensated officers of the Company and the Bank whose total compensation exceeded $100,000 for services rendered in all capacities during the fiscal year ended December 31, 1999.

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                     ANNUAL COMPENSATION                                 LONG TERM COMPENSATION
                                         ---------------------------------------------  --------------------------------------------
                                                                                                      AWARDS                 PAYOUTS
                                                                                        --------------------------------------------
                                                                                                            Securities
       Name and                 Fiscal                                    Other          Restricted      Underlying          LTIP
   Principal Position           Year     Salary(1)       Bonus     Annual Compensation    Stock           Options          Payouts
------------------------------------------------------------------------------------------------------------------------------------
Rudolf P. Guenzel               1999     $348,000     $417,600(3)           --             --            445,000(4)           --
   Chief Executive Officer      1998      325,000      243,750(5)           --             --                 --              --
                                1997      325,000      243,750(6)           --             --                 --              --
------------------------------------------------------------------------------------------------------------------------------------
J. Michael Holmes
Senior  Executive Vice          1999     $219,000     $229,950(3)           --             --            273,750(4)           --
    President and Chief         1998      200,000      150,000(5)           --             --                 --              --
    Financial Officer           1997      200,000      150,000(6)           --             --                 --              --
------------------------------------------------------------------------------------------------------------------------------------
William W. Flader
Senior  Executive Vice          1999     $180,000     $168,750(3)           --             --            226,000(4)           --
   President of the Company     1998      170,000      127,500(5)           --             --                 --              --
   and the Bank                 1997      170,000      127,500(6)           --             --                 --              --
------------------------------------------------------------------------------------------------------------------------------------
Doreen J. Blauschild
Senior Vice                     1999     $156,000     $ 17,000              --             --             30,000(4)           --
  President and General         1998      150,000       15,000              --             --                 --              --
  Counsel of the Bank           1997      150,000        5,000              --             --                 --              --
------------------------------------------------------------------------------------------------------------------------------------
Jay P. Hundley
Executive Vice President        1999     $156,000     $ 17,000              --             --            100,000(4)           --
  and Senior Lending Officer    1998       29,917(7)     5,000              --             --                 --              --
     of the Bank                1997           --           --              --             --                 --              --
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------
-----------------------------------------------





                                   All Other
       Name and                    Compensation
   Principal Position              (2)
----------------------------------------------
Rudolf P. Guenzel                   $    5,000
   Chief Executive Officer           3,717,466
                                         3,200
----------------------------------------------
J. Michael Holmes
Senior  Executive Vice              $    5,000
    President and Chief              2,957,790
    Financial Officer                    4,750
----------------------------------------------
William W. Flader
Senior  Executive Vice              $    5,000
   President of the Company          2,957,790
   and the Bank                          4,750
----------------------------------------------
Doreen J. Blauschild
Senior Vice                         $    3,479
  President and General                  3,312
  Counsel of the Bank                    3,076
----------------------------------------------
Jay P. Hundley
Executive Vice President            $       --
  and Senior Lending Officer                --
     of the Bank                            --
----------------------------------------------
----------------------------------------------

-------------


     (1) Does not include amounts attributable to miscellaneous benefits received by the named officers. The costs to the Company of providing such benefits to the named officers during the year ended December 31, 1999, 1998 and 1997 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported.

     (2)  An aggregate of $3,712,466, $2,952,790 and $2,952,790 of the other compensation for Messrs. Guenzel, Holmes and Flader, respectively, were payments made at the time of the Company's initial public offering in May 1998, which resulted from the termination of each of the employment agreements entered into by Messrs. Guenzel, Holmes and Flader in connection with the Bank's 1995 recapitalization. The remainder represents the employers' contribution on behalf of the employee to the 401(k) Plan.

     (3)  Bonuses for 1999 were paid in 2000.


                                        (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

     (4)  An aggregate of 390,000, 240,000, 198,000, 38,000 and 18,500 options were granted to Messrs. Guenzel, Holmes, Flader and Hundley and Ms. Blauschild under the 1999 Stock Option Plan ("1999 Option Plan") and the remainder were granted under the 2000 Incentive Plan, subject to stockholder approval of the 2000 Incentive Plan at this Annual Meeting.

     (5)  Amounts were accrued in 1998 and paid in 1999.

     (6)  Amounts were accrued in 1997 and paid in 1998.

     (7) Mr. Jay P. Hundley joined the Bank as Senior Vice President and Senior Lending Officer on November 2, 1998.

     The following table discloses the total options granted to the executive officers named in the Summary Compensation Table in 1999:





                    Number of       % of Total
                    Securities      Options                                                     Potential Realizable Value at
                    Underlying      Granted To        Exercise                                  Assumed Annual Rates of Stock
       Name         Options         Employees(1)      Price           Expiration Date         Price Appreciation for Option Term
------------------  -----------     -----------     ------------      --------------------   -----------------------------------
                                                                                                 5%                     10%
                                                                                             -----------            ------------
Rudolf P. Guenzel    390,000(2)         -- %        $   13.75(3)      January 25, 2009       $990,600(4)           $4,754,100(4)
                      55,000(5)       31.8 %             9.00(6)      September 20, 2009      244,200(7)              682,000(7)
J. Michael Holmes    240,000(2)         -- %            13.75(3)      January 25, 2009        609,600(4)            2,925,600(4)
                      33,750(5)       19.6 %             9.00(6)      September 20, 2009      149,850(7)              418,500(7)
William W. Flader    198,000(2)         --              13.75(3)      January 25, 2009        502,920(4)            2,413,620(4)
                      28,000(5)       16.2 %             9.00(6)      September 20, 2009      124,320(7)              347,200(7)
Doreen J. Blauschild  18,500(2)         --              13.75(3)      January 25, 2009         46,990(4)              225,515(4)
                      11,500(5)        2.1 %             9.00(6)      September 20, 2009       51,060(7)              142,600(7)
Jay  P. Hundley       38,000(2)         --              13.75(3)      January 25, 2009         96,520(4)              463,220(4)
                      62,000(5)        7.2 %             9.00(6)      September 20, 2009      275,280(7)              768,800(7)

-------------------------

     (1) Percentage of aggregate of options granted to each individual to all employees during fiscal 1999.

     (2)  Options granted under the 1999 Option Plan.

     (3) The exercise price was based on the price the Company's Common Stock was issued in the 1998 initial public offering. The price of the Common Stock on the date of grant was $10.00.

     (4) Assumes compounded rates of return for the remaining life of the options and a future stock price of $16.29 and $25.94 at compounded rates of return of 5% and 10%, respectively.

     (5) Options granted under the 2000 Incentive Plan, subject to stockholder approval of the 2000 Incentive Plan at the Annual Meeting.

     (6) The exercise price was based on the 1998 initial public offering price for options granted January 25, 1999 and on the closing market price of a share of the Company's Common Stock of $8.25 on the date of grant for the options granted September 20, 1999.

     (7) Assumes compounded rates of return for the remaining life of the options and a future stock price of $13.44 and $21.40 at compounded rates of return of 5% and 10%, respectively.

     The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to the aggregate amount of options exercised during the last fiscal year, any value realized thereon, the number of unexercised options at the end of the fiscal year (exercisable and unexercisable) and the value with respect thereto under specified assumptions.


                          Shares                           Number of Securities               Value of Unexercised
                        Acquired on     Value             Underlying Unexercised                Money Options at
     Name                 Exercise     Realized       Options at Fiscal Year End(1)            Fiscal Year End(2)
-------------------     -----------    --------       ------------------------------      -----------------------------
                                                      Exercisable      Unexercisable      Exercisable     Unexercisable
                                                      -----------      -------------      -----------     -------------
Rudolf P. Guenzel           --          $    --                --            445,000         $     --           $24,200
J. Michael Holmes           --               --                --            273,750               --            14,850
William W. Flader           --               --                --            226,000               --            12,320
Doreen J. Blauschild        --               --                --             30,000               --             5,060
Jay P. Hundley              --               --                --            100,000               --            27,280

----------

     (1) Shares are exercisable at the rate of 33 1/3% per year on each annual anniversary of the date the options were granted for options granted January 25, 1999 and are fully exercisable in one year for options granted September 20, 1999.

     (2)  Based on a per share market price of $9.44 at December 31, 1999.

DIRECTORS' COMPENSATION.

     Members of the Company's Board of Directors, except for Messrs. MacDonald, Guenzel and Holmes, receive $1,000 and $500 for attendance at each meeting of the Board of Directors and each Committee meeting, respectively.

BENEFITS

     SAVINGS PLUS PLAN. The Bank maintains a 401(k) profit sharing plan (the "Savings Plus Plan"). The Savings Plus Plan is designed to promote the future economic welfare of the employees of the Bank and to encourage employee savings. Employee deferrals of salary and employer contributions made under the Savings Plus Plan, together with the income thereon, are accumulated in individual accounts maintained in trust on behalf of the employee participants, and is made available to the employee participants upon retirement and under certain other circumstances as provided in the Savings Plus Plan. Since employee deferrals of salary and employer contributions made under the Savings Plus Plan are made on a tax deferred basis, employee participants are able to enjoy significant income tax savings by participating in the Savings Plus Plan. Employees are also permitted to direct the investment of their accounts among six separate funds, including various fixed income and equity investment funds.

     An employee of the Bank becomes eligible to participate in the Savings Plus Plan on the entry date (January 1, April 1, July 1 or October 1) nearest the date he or she completes 90 days of service. Participants may elect to defer amounts up to 15% of their annual compensation under the Savings Plus Plan, subject to certain limits imposed by law. The Bank matches 50% of compensation deferred up to 6% and may make additional discretionary matching contributions. During the years ended December 31, 1999, 1998 and 1997, the Bank contributed $191,086, $76,000 and $144,000, respectively, to the Savings Plus Plan on behalf of its employees.

     1999 OPTION PLAN. The Company's stockholders approved the 1999 Option Plan at the April 26, 1999 Annual Meeting of Stockholders. The 1999 Option Plan is designed to improve the growth and profitability of the Company and its subsidiaries by providing employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and its subsidiaries. The 1999 Option Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Code ("Incentive Stock Options"), non-qualified stock options and stock appreciation rights (collectively "Awards"). Awards have been available for grant to certain officers and employees of the Company and any of its subsidiaries. Options to acquire shares of Common Stock will be awarded to officers and key employees of the Company and the Bank with an exercise price in excess of the fair market value of the Common Stock on the date of grant.

     A total of 1,020,390 shares of Common Stock has been reserved for issuance pursuant to the 1999 Option Plan. The 1999 Option Plan is administered and interpreted by a committee appointed by the Board of Directors ("Committee") that is comprised solely of two or more non-employee directors. Unless sooner terminated, the 1999 Option Plan shall continue in effect for a period of ten years from January 25, 1999, the date the 1999 Option Plan was adopted by the Board of Directors. Under the 1999 Option Plan, the Committee determines which officers and employees will be granted options, whether such options will be Incentive Stock Options or non-qualified options, the number of shares subject to each option, the exercise price of each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of both an Incentive Stock Option and a non-qualified stock option shall at least equal the Fair Market Value of a share of Common Stock on the date the option is granted. Subject to certain exceptions, options granted under the 1999 Option Plan shall become vested and exercisable in the manner specified by the Committee.

     At December 31, 1999, all available options had been granted under the 1999 Option Plan and the Company had outstanding stock options to officers and employees of the Company and the Bank to purchase an aggregate of 993,000 shares of Common Stock at an exercise price of $13.75. THE BOARD OF DIRECTORS HAS ADOPTED THE 2000 STOCK INCENTIVE PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE 2000 STOCK INCENTIVE PLAN. FOR FURTHER INFORMATION, SEE "PROPOSAL TO ADOPT THE 2000 STOCK INCENTIVE PLAN."

     PENSION PLAN. The Bank maintains a defined benefit pension plan ("Pension Plan") covering all employees who were Pension Plan participants as of December 31, 1990. All Pension Plan benefits were frozen as of December 31, 1990. In general, the Pension Plan provides for annual benefits payable monthly upon retirement at age 65 in an amount equal to 4.1% of an employee's average annual salary for the five consecutive years as of December 31, 1990 ("Five Year Average Compensation") plus 0.65% of Five Year Average Compensation multiplied by his number of years of service, not in excess of 10 years. Under the Pension Plan, an employee's benefits are 20% vested after three years of service and fully vested after seven years of service. A year of service is any year in which an employee works a minimum of 1,000 hours. Benefits under the Pension Plan are payable for ten years certain and life thereafter commencing at age 65 and are not subject to Social Security offsets. The Bank incurred a net periodic pension (benefit) of $(52,000), $(25,000) and $(1,000) in 1999, 1998 and 1997,
respectively.

     The following table illustrates annual pension benefits for retirement at age 65 under various levels of compensation and years of service. The figures in the table assume that the Pension Plan continues in its present form and that the participant elect a straight life annuity form of benefit.

     Five Year
      Average        5 Years of  10 Years of   Over 10 Years
   Compensation       Service     Service        of Service
------------------   ----------  -----------   --------------
$80,000 ..........    $18,610     $37,220        $37,220
100,000 ..........     23,360      46,720         46,720
120,000 ..........     28,110      56,220         56,220
140,000 ..........     32,860      65,720         65,720
160,000 ..........     37,610      75,220         75,220
180,000 ..........     42,360      84,720         84,720
200,000 ..........     47,110      94,220         94,220
Over 200,000 .....     47,110      94,220         94,220

     The maximum annual compensation which may be taken into account under the Code (as adjusted from time to time by the Internal Revenue Service) for calculating contributions under qualified defined benefit plans currently is $160,000 and the maximum annual benefit permitted under such plans currently is $130,000.

     Ms. Blauschild has three years of credited service and her final compensation earned under such plan as of December 31, 1990 was $95,000. Messrs. Guenzel, Holmes, Flader, Hundley and Carroll are not participants in the Pension Plan and have no credited service or plan benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee was at any time during the fiscal year ended December 31, 1999, or at any other time, an officer or employee of the Company.

THE STOCKHOLDERS' AGREEMENT

     In order to simplify the Company's equity structure, terminate various agreements which have governed the relationship among the Material Stockholders (which includes (i) the Bishop Estate, a charitable educational trust established under Hawaii law, (ii) BIL Securities, a wholly owned subsidiary of Brierley Investments Limited, a New Zealand corporation, and (iii) Arbur, Inc. ("Arbur"), a Delaware corporation (collectively, the "Material Stockholders")) since the 1995 recapitalization and to effect certain other changes, the Company entered into the Stockholders' Agreement with the Material Stockholders in connection with the Company's 1998 initial public offering (the "1998 Stockholders' Agreement").

     The 1998 Stockholders' Agreement provides for continuing Board of Directors representation by the Material Stockholders, if requested by such Material Stockholders subject to maintenance by the Material Stockholders of specified minimum levels of beneficial ownership of Common Stock and lack of any applicable regulatory prohibition or objection. The Company has agreed that for so long as a Material Stockholder is a "Material Stockholder," as defined below, it shall (i) exercise all authority under applicable law to cause the number of nominees permitted to be designated by such Stockholder and consented to by the Board of Directors of the Company (such consent not to be unreasonably withheld) (a "Company Designated Director") to be included in the slate of nominees recommended by the Board of

Directors to stockholders for election as directors at each annual meeting of stockholders of the Company after the date of the 1998 Stockholders' Agreement at which the term of the Company Designated Director is scheduled to expire (subject to the satisfaction of any applicable regulatory requirements), and
(ii) use all practical efforts to cause the election of such slate, including such Company Designated Director.

     Based upon an amendment dated as of September 21, 1999 to the 1998 Stockholders' Agreement, Bishop Estate shall be considered a "Material Stockholder" entitled to nominate: (i) one director to the Company's Board of Directors for so long as Bishop Estate beneficially owns 5.0% or more of the Company's Common Stock. BIL Securities and Arbur collectively shall be considered a "Material Stockholder" and entitled to nominate one director to the Company's Board of Directors for so long as BIL Securities and Arbur collectively beneficially own more than 4.9% of the Company's Common Stock. To the extent that either Bishop Estate, or BIL Securities and Arbur collectively, beneficially own less than 5.0% of the Company's Common Stock, such party or parties, as the case may be, shall no longer be considered a "Material Stockholder."

     The 1998 Stockholders' Agreement also provides that to the extent a Company Designated Director elected to the Board of Directors ceases to serve as a director for any reason while the Material Stockholder remains a Material Stockholder, such vacancy will be promptly filled by the Board of Directors of the Company with a substitute Company Designated Director designated by such Material Stockholder if requested to do so by such Material Stockholder. The 1998 Stockholders' Agreement provides that subject to any applicable regulatory prohibitions, the Material Stockholders shall at all times have and maintain a right of attendance at Board of Directors meetings, irrespective of their continued status as Material Stockholders as long as the Goodwill Litigation is pending. Finally, the 1998 Stockholders' Agreement provides that unless otherwise approved by the requisite vote of stockholders required to amend the Company's Bylaws, for so long as a Material Stockholder is a Material Stockholder, the Bylaws of the Company shall provide for and the Board of Directors shall be comprised of seven directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person, other than the Bishop Estate, who beneficially owns 10% or more of the Company's Common Stock.

     Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that with respect to the year ended December 31, 1999, the Company's officers and directors satisfied the reporting requirements promulgated under
Section 16(a) of the 1934 Act.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be a beneficial owner of more than 5% of the issued and outstanding Common Stock,
(ii) each director of the Company, (iii) each executive officer of the Company and (iv) all directors and executive officers of the Company as a group.


                                                        Amount and Nature
           Name of Beneficial                             of Beneficial
           Owner or Number of                            Ownership as of                    Percent of
            Persons in Group                             March 7, 2000(1)             Outstanding Common Stock
            ----------------                             ----------------             ------------------------

Trustees of the Estate of Bernice Pauahi Bishop
567 South King Street, Suite 200
Honolulu, Hawaii 96813                                          4,759,848               23.9%

BIL Securities (Offshore) Limited
P.O. Box 5018
Level 9, CML Building
22-24 Victoria Street
Wellington, New Zealand                                         1,912,272                9.6%

Heartland Advisors, Inc.
789 North Water Street
Milwaukee, Wisconsin 53202                                      1,375,700                6.9%

Arbur, Inc.
c/o William E. Simon & Sons, Inc.
310 South Street
Morristown, New Jersey 07960-1913                                 637,418                3.2%

Directors and Executive Officers:

         Rudolf P. Guenzel                                        415,000(2)             2.1%

         J. Michael Holmes                                        228,806(3)             1.1%

         Randall O. Chang                                               0                  0

         Murray Kalis                                               5,000                  *

         Robert W. MacDonald                                            0                  0

         John F. Davis                                              8,000(4)               *

         William W. Flader                                        226,895(5)             1.1%

         Doreen J. Blauschild                                       7,985(6)               *

         William G. Carroll                                         9,440(7)               *

         Jay P. Hundley                                            13,167(8)               *

All directors and executive officers as a group
(12 persons)                                                      919,293(9)             4.6%

                                        (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

-----------------

* Represents less than 1% of the outstanding shares of Common Stock.

     (1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

     (2) Includes 3,090 shares held by Mr. Guenzel's spouse and 130,000 shares which may be acquired by Mr. Guenzel upon the exercise of stock options.

     (3) Includes 148,806 shares held jointly with his spouse and 80,000 shares which may be acquired by Mr. Holmes upon the exercise of stock options.

     (4)  All 8,000 shares are held by Mr. Davis' children.

     (5) Includes 2,180 shares held by Mr. Flader's daughters, 143,806 shares held with Mr. Flader's spouse serving as co-trustees of a family trust, 14,909 shares held in an individual retirement account and 66,000 shares which may be acquired by Mr. Flader upon the exercise of stock options.

     (6) Includes 6,167 shares which may be acquired by Ms. Blauschild upon the exercise of stock options.

     (7) Includes 3,273 shares held in Mr. Carroll's spouse's individual retirement account and 6,167 shares which may be acquired by Mr. Carroll upon the exercise of stock options.

     (8) Includes 12,667 shares which may be acquired by Mr. Hundley upon the exercise of stock options.

     (9) Includes 306,001 shares which may be acquired by all directors and executive officers of the Company as a group upon the exercise of stock options.

PERFORMANCE GRAPH

     Pursuant to the rules and regulations of the SEC, the graph below compares the performance of the Company's Common Stock with that of the Nasdaq Composite Index (U.S. Companies) and the Nasdaq Financial Index (U.S. banks and thrifts) from May 13, 1998, the date the Company's common stock began trading on the Nasdaq National Market, through December 31, 1999. The graph is based on the investment of $100 in the Company's Common Stock at its closing price on May 13, 1998.


                                   [GRAPH]


                                                                          Period Ended

                                  --------------------------------------------------------------------------------------------
INDEX                               5/13/98         9/30/98     12/31/98     3/31/99      6/30/99      9/30/99      12/31/99
-----                             ----------       ---------   ----------   ----------   ----------   ----------   ----------
PBOC Holdings, Inc.               $   100.00       $   77.19   $    71.93   $    63.16   $    70.18   $    57.02   $    66.23
Nasdaq - Total U.S.               $   100.00       $   91.42   $   118.63   $   132.70   $   145.19   $   148.50   $   214.32
Nasdaq - Financial Index          $   100.00       $   80.08   $    91.02   $    89.55   $   100.33   $    86.98   $    90.00

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

     In accordance with applicable laws and regulations, the Bank offers mortgage loans to its directors, officers and employees as well as members of their immediate families for the financing of their primary residences and certain other loans. These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features. All such loans to directors and executive officers were current as of December 31, 1999.

     Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution, such as the Bank, to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must be on substantially the same terms, including interest rate and collateral , as those prevailing at the time for comparable transactions by the savings institution with non-affiliated parties, unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

     The Bank utilizes Kalis and Savage Advertising for routine and customary marketing services of which Murray Kalis, a director of the Company, is Chairman and Creative Director. A total of $189,837 was paid as commissions and charges to that firm by the Bank in 1999.

     The Bank has made a $5.0 million term loan at 9.0% and a $3.0 million line of credit at prime rate to First Fidelity Bancorp of which Mr. Davis was Chief Operating Officer until December 1999. The term loan is due July 31, 2003 and as of December 31, 1999 had an outstanding balance of $3,732,309. The revolving line of credit is due February 28, 2000 and as of December 31, 1999 had an outstanding balance of $2,992,000. The Bank has also made a line of credit of $6.0 million at LIBOR plus 3% to PSP Direct, a mortgage company wholly owned by First Fidelity Bancorp and of which Mr. Davis is Chairman. The line is due April 30, 2000 and has an outstanding balance of $1,957,207 as of December 31, 1999. In management's opinion, the loan and lines of credit were made in the ordinary course of business and were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons. The loan and lines of credit do not involve more than normal risk of collectibility.

                 PROPOSAL TO ADOPT THE 2000 STOCK INCENTIVE PLAN

GENERAL

     The Board of Directors has adopted the 2000 Incentive Plan which is designed to improve the growth and profitability of the Company and its subsidiaries by providing employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and its subsidiaries. The 2000 Incentive Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Code ("Incentive Stock Options"), non-qualified stock options and stock appreciation rights (collectively "Awards"). Awards will be available for grant to certain directors, officers and employees of the Company and any of its subsidiaries. If stockholder approval is obtained, options to acquire shares of Common Stock will be awarded to directors, officers and key employees of the Company and the Bank with an exercise price in excess of the fair market value of the Common Stock on the date of grant.

DESCRIPTION OF THE 2000 INCENTIVE PLAN

     The following description of the 2000 Incentive Plan is a summary of its terms and is qualified in its entirety by reference to the 2000 Incentive Plan, a copy of which is attached hereto as Appendix A. Unless otherwise expressed, all capitalized terms shall be defined as set forth in the 2000 Incentive Plan.

     ADMINISTRATION. The 2000 Incentive Plan will be administered and interpreted by a committee appointed by the Board of Directors ("Committee") that is comprised solely of two or more non-employee directors. The members of the Committee will initially consist of Messrs. Davis, Kalis and MacDonald, who also comprise the Compensation Committee.

     STOCK OPTIONS. Under the 2000 Incentive Plan, the Committee will determine which officers and employees will be granted options, whether such options will be Incentive Stock Options or non-qualified options, the number of shares subject to each option, the exercise price of each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of both an Incentive Stock Option and a non-qualified stock option shall at least equal the Fair Market Value of a share of Common Stock on the date the option is granted.

     Options granted under the 2000 Incentive Plan shall become vested and exercisable in the manner specified by the Committee. Notwithstanding the foregoing, no vesting shall occur after a participant's employment or service with the Company is terminated for any reason other than his death, Disability, or Retirement. Unless the Committee shall specifically state otherwise at the time an option is granted, all options granted shall become vested and exercisable in full on the date an optionee terminates his or her employment or service with the Company or a subsidiary of the Company because of his death, Disability, or Retirement. In addition, all stock options will become vested and exercisable in full on the effective date of a Change in Control of the Company.

     With the exception for Incentive Stock Options granted to employees who own more than ten percent of the total combined voting power of all classes of stock of the Company, each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or three months after the date on which the optionee's employment terminates, unless extended by the Committee to a period not to exceed one year from such termination. Unless stated otherwise at the time an option is granted (i) if an optionee terminates his or her employment or service with the Company or a subsidiary as a result of death, Disability or Retirement without having fully exercised his or her options, the optionee shall have twelve months following his or her death or termination due to Disability or Retirement to exercise such options. However, failure to exercise Incentive Stock Options within three months (or twelve months for termination as a result of death or Disability) after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee without having fully exercised his options, the optionee's executors, administrators, legatees or distributees of his estate shall have the right to exercise such options during the twelve months following his death, provided no option will be exercisable more than ten years from the date it was granted.

     Stock options are non-transferable except by will or the laws of descent and distribution. Notwithstanding the foregoing, an optionee who holds non-qualified options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

     Payment for shares purchased upon the exercise of options may be made either in cash, by certified or cashier's check or if permitted by the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an option) with a Fair Market Value equal to the total option exercise price, by withholding some of the shares of Common Stock which are being purchased upon exercise of an option, or any combination of the foregoing. With respect to delivering shares of Common Stock in lieu of cash, such shares must have been either purchased in open market transactions or issued by the Company pursuant to a similar incentive plan more than six months prior to the exercise date of the Option. If the Fair Market Value of a share of Common Stock at the time of exercise is greater than the option's exercise price per share, this feature would enable the optionee to acquire a number of shares of Common Stock upon exercise of the Option, which is greater than the number of shares delivered as payment for the exercise price. In addition, an optionee can exercise an option in whole or in part and then, six months hence, deliver the shares acquired thereby (if permitted by the Committee) as payment for the exercise price of all or part of his or her options. Again, if the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to either (1) reduce the amount of cash required to receive a fixed number of shares upon exercise of the option or (2) receive a greater number of shares upon exercise of the option for the same amount of cash that would have otherwise been used. Because options may be exercised in part from time to time, the ability to deliver Common Stock as payment of the exercise price could enable the optionee to turn a relatively small number of shares into a large number of shares. In addition, an optionee can elect, with the Committee's concurrence, to defer the delivery of the proceeds derived from the exercise of non-qualified options pursuant to the terms of the 2000 Incentive Plan. Such deferral must comply with the provisions of the 2000 Incentive Plan and other rules and regulations as may be established by the Committee.

     STOCK APPRECIATION RIGHTS. Under the 2000 Incentive Plan, the Board of Directors or the Committee is authorized to grant rights to optionees ("Stock Appreciation Rights") under which an optionee may surrender any exercisable Incentive Stock Option or non-qualified stock option or part thereof in return for payment by the Company to the optionee of cash or Common Stock in an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to the option at the time over the option's exercise price of such shares, or a combination of cash and Common Stock. Stock Appreciation Rights granted in connection with an Incentive Stock Option must be granted concurrently with the Option to which it relates and Stock Appreciation Rights in connection with a non-qualified option may be granted concurrently with the stock options to which they relate or at any time thereafter which is prior to the exercise or expiration of such option. The proceeds of the exercise of a Stock Appreciation Right may also be deferred as provided by the provisions of the 2000 Incentive Plan.

     RESTRICTED SHARES. Employees of the Company will also be eligible to receive restricted share awards ("Restricted Shares") pursuant to the 2000 Incentive Plan. The granting of Restricted Shares gives the recipient thereof the right to receive a specified number of shares of Common Stock of the Company. The Committee may specify the performance objectives and the period of duration of the Restricted Shares granted at the time that such Restricted Shares are granted. In lieu of some or all of said shares, the Committee will be authorized to distribute cash in an amount equal to the fair market value thereof on the business day next preceding the date of payment. The Restricted Shares shall be restricted for a period to be determined by the Committee. The Committee may state at the time Restricted Shares are granted that such Restricted Shares shall become immediately vested in full and all related restrictions shall terminate and expire upon the occurrence of certain events. A participating employee may not transfer or assign his or her Restricted Shares. The Committee does not anticipate awards of Restricted Shares in excess of 2.5% of the outstanding Common Stock of the Company.

     NUMBER OF SHARES COVERED BY THE 2000 INCENTIVE PLAN. A total of 991,822 shares of Common Stock, which is equal to 4.99% of the outstanding Common Stock of the Company, as of March 7, 2000, has been reserved for future issuance pursuant to the 2000 Incentive Plan. In the event of a stock split, reverse stock split, subdivision, stock dividend or any other capital adjustment, the number of shares of Common Stock under the 2000 Incentive Plan, the number of shares to which any Award relates and the exercise price per share under any option or Stock Appreciation Right shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding or such capital adjustment.

     AMENDMENT AND TERMINATION OF THE 2000 INCENTIVE PLAN. Unless sooner terminated, the 2000 Incentive Plan shall continue in effect for a period of ten years from September 20, 1999. Termination of the 2000 Incentive Plan shall not affect any previously granted Awards.

     FEDERAL INCOME TAX CONSEQUENCES. Under current provisions of the Code, the federal income tax treatment of Incentive Stock Options and non-qualified stock options is different. As regards Incentive Stock Options, an optionee who meets certain holding period requirements will not recognize taxable income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company as a result of such grant or exercise. With respect to non-qualified stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as taxable compensation income upon exercise, and the Company will be entitled to a deduction in the amount of such taxable income recognized by the optionee. Upon the exercise of a Stock Appreciation Right, the holder will realize taxable income for federal income tax purposes equal to the Fair Market Value of the amount received by him or her, whether in cash, shares of stock or both, and the Company will be entitled to a federal tax deduction in the same amount.

     Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers ("Covered Executives"). Certain types of compensation, including compensation based on performance goals, are excluded from the $1.0 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied (the "Certification Requirement").

     Final Treasury regulations issued in July 1996 provide that compensation attributable to a stock option or stock appreciation right is deemed to satisfy the requirement that compensation be paid solely on account of the attainment of one or more performance goals if: (i) the grant is made by a compensation committee consisting solely of two or more outside directors; (ii) the plan under which the option or stock appreciation right is granted states the maximum number of shares with respect to which options or stock appreciation rights may be granted during a specified period to any employee; and (iii) under the terms of the option or stock appreciation right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant or award. The Certification Requirement is not necessary if these other requirements are satisfied.

     The 2000 Incentive Plan has been designed to meet the requirements of
Section 162(m) of the Code and, as a result, the Company believes that compensation attributable to stock options and Stock Appreciation Rights granted under the 2000 Incentive Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code. If the non-excluded compensation of a Covered Executive exceeded $1.0 million, however, compensation attributable to other awards granted under other such plans may not be fully deductible unless the grant or vesting of the award is contingent on the attainment of a performance goal determined by a compensation committee meeting the specified requirements and disclosed to and approved by the stockholders of the Company. The Board of Directors believe that the likelihood of any impact on the Company from the deduction limitation contained in Section 162(m) of the Code is remote at this time.

     The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     ACCOUNTING TREATMENT. Stock Appreciation Rights will, in most cases, require a charge against the earnings of the Company each year representing appreciation in the value of such rights over periods in which they become exercisable. Such charge is based on the difference between the exercise price specified in the related option and the current market price of the Common Stock. In the event of a decline in the market price of the Common Stock subsequent to a charge against earnings related to the estimated costs of Stock Appreciation Rights, a reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior charges).

     Neither the grant nor the exercise of an Incentive Stock Option or a non-qualified stock option under the 2000 Incentive Plan currently requires any charge against earnings under generally accepted accounting principles. In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which is effective for transactions entered into after December 15, 1995. This Statement establishes financial accounting and reporting standards for stock-based employee compensation plans. This Statement defines a fair value method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company anticipates that it will use the intrinsic value method, in which event pro forma disclosure will be included in the footnotes to the Company's financial statements to show what net earnings and earnings per share would have been if the fair value method had been utilized. If the Company elects to utilize the fair value method, its net income and earnings per share may be adversely affected.

     STOCKHOLDER APPROVAL. No Awards granted under the 2000 Incentive Plan will be effective unless the 2000 Incentive Plan is approved by stockholders. Stockholder ratification of the 2000 Incentive Plan will also satisfy Nasdaq Stock Market ("Nasdaq Stock Market") listing and federal tax requirements.

     AWARDS TO BE GRANTED. On September 20, 1999 and January 24, 2000, the Committee approved the grant of non-qualified options to non-employee directors, executive officers and employees of the Company and the Bank. The options shall be effective upon stockholder approval of the 2000 Incentive Plan with a per share exercise price in excess of the fair market value of a share of Common Stock on the date of grant. On February 28, 2000, the Committee approved the grant of Restricted Shares to certain executive officers. The following table sets forth certain information with respect to such grants.

                                NEW PLAN BENEFITS
                            2000 STOCK INCENTIVE PLAN

                                                                              Number of
                                                                                Shares
    Name of Individual or                                                     Subject to        Restricted
  Number of Persons in Group                      Title                      Stock Options        Shares
----------------------------                      -----                      -------------        ------
Rudolf P. Guenzel                     President and Chief Executive               55,000          50,618
                                        Officer

J. Michael Holmes                     Senior Executive Vice President             33,750          27,873
                                       and Chief Financial Officer

William W. Flader                     Senior Executive Vice President             28,000          20,455

Doreen J. Blauschild                  Senior Vice President and General           11,500             ---
                                       Counsel

Jay P. Hundley                        Executive Vice President                    62,000             ---

All executive officers as a group                   ---                          281,750          98,946
(8 persons)

All non-employee directors as a                     ---                          125,000             ---
group (4 persons)

All employees, not including                        ---                          172,500             ---
executive officers, as a group (23)

     The above stock option grants for Messrs. Guenzel, Holmes, Flader, and Hundley and Ms. Blauschild were awarded on September 20, 1999 at an exercise price of $9.00 per share. A total of 261,750 shares, 75,000 shares and 142,500 shares were also awarded to all executive officers as a group, all non-employee directors as a group and all employees, not including executive officers, as a group, respectively, on September 20, 1999. On January 24, 2000, an additional 20,000 shares, 50,000 shares and 30,000 shares were awarded to all executive officers as a group, all non-employee directors as a group and all employees, not including executive officers, as a group, respectively, at an exercise price of $10.00 per share. All stock options granted are fully exercisable in one year from the date of grant. The above Restricted Share grants are restricted for a five year period, but may become immediately vested and all related restrictions shall terminate and expire upon a "Change in Control" of the Company, as defined in the 2000 Incentive Plan, or upon the attainment of predesignated regulatory standards.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE 2000 STOCK INCENTIVE PLAN.

                     PROPOSAL TO AMEND THE COMPANY'S BYLAWS
             TO INCREASE THE NUMBER OF DIRECTORS FROM SEVEN TO NINE

     The Board of Directors has unanimously adopted, subject to stockholder approval, a proposal to amend Section 4.3 of the Company's Bylaws to increase the number of directors from seven to nine.

     The Board of Directors believes that an expansion of the Board will enhance its financial expertise, diversify the membership of the various Board Committees and provide additional assistance in business development. The

Board has initiated a search for one or more new directors using a retained search firm. There is currently one vacancy on the Company's Board of Directors.

     If the proposal to increase the size of the Board to nine is approved, the Board will be divided into three classes of three board seats, with one class to be elected annually. Any new directors will be appointed by the current Board to serve until the expiration of the term for that particular class.

     The description of the proposed Amendment is qualified in its entirety by reference to the complete text of the Amendment which appears as Appendix B.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed KPMG LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 2000, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     The Company has been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. KPMG LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                         ADJOURNMENT OF ANNUAL MEETING

     Each proxy solicited hereby requests authority to vote for an adjournment of the Annual Meeting, if an adjournment is deemed to be necessary. The Company may seek an adjournment of the Annual Meeting for not more than 30 days in order to enable the Company to solicit additional votes in favor of the proposals to adopt the 2000 Incentive Plan in the event that the proposal has not received the requisite vote of stockholders at the Annual Meeting and such proposal has not received the negative votes of the holders of a majority of the Company's Common Stock. If the Company desires to adjourn the meeting with respect to the foregoing proposal, it will request a motion that the meeting be adjourned for up to 30 days with respect to such proposal (and solely with respect to such proposal, provided that a quorum is present at the Annual Meeting), and no vote will be taken on such proposal at the originally scheduled Annual Meeting. Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the Annual Meeting will continue to be valid for any adjournment of the Annual Meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

     Any adjournment will permit the Company to solicit additional proxies and will permit a greater expression of the stockholders' views with respect to such proposal. Such an adjournment would be disadvantageous to stockholders who are against the proposal, because an adjournment will give the Company additional time to solicit favorable votes and thus increase the chances of passing such proposal.

     If a quorum is not present at the Annual Meeting, no proposal will be acted upon and the Board of Directors of the Company will adjourn the Annual Meeting to a later date in order to solicit additional proxies on the proposal being submitted to stockholders.

     An adjournment for up to 30 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. The Company has no reason to believe that an adjournment of the Annual Meeting will be necessary at this time.

     BECAUSE THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSALS TO ADOPT THE 2000 INCENTIVE PLAN, AS DISCUSSED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE POSSIBLE ADJOURNMENT OF THE ANNUAL MEETING. THE HOLDERS OF A MAJORITY OF THE COMPANY'S COMMON STOCK PRESENT, IN PERSON OR BY PROXY, AT THE ANNUAL MEETING WILL BE REQUIRED TO APPROVE A MOTION TO ADJOURN THE ANNUAL MEETING.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held on April 23, 2001, must be received at the principal executive offices of the Company, 5900 Wilshire Boulevard, Los Angeles, California 90036, Attention: J. Michael Holmes, Senior Executive Vice President, Chief Financial Officer and Secretary, no later than November 23, 2000.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 2.14 of the Company's Bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the mailing of proxy materials with respect to the immediately preceding annual meeting of stockholders of the Company, or not later than December 23, 2000 in connection with the 2001 Annual Meeting of Stockholders of the Company. Such stockholder's notice is required to set forth as to each matter the stockholder proposes to bring before an annual meeting certain information specified in the Bylaws.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

                                 OTHER MATTERS

     Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                                                   APPENDIX A

                               PBOC HOLDINGS, INC.
                            2000 STOCK INCENTIVE PLAN

                                    ARTICLE I
                            ESTABLISHMENT OF THE PLAN

         PBOC Holdings, Inc. (the "Corporation") hereby establishes this 2000 Stock Incentive Plan (the "Plan") upon the terms and conditions hereinafter stated.

                                   ARTICLE II
                               PURPOSE OF THE PLAN

         The purpose of this Plan is to improve the growth and profitability of the Corporation and its Subsidiaries by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiaries. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

                                   ARTICLE III
                                   DEFINITIONS

         3.01 "Award" means an Option or Stock Appreciation Right or Restricted Share granted pursuant to the terms of this Plan.

         3.02 "Bank" means People's Bank of California, a wholly owned subsidiary of the Corporation.

         3.03 "Board" means the Board of Directors of the Corporation.

         3.04 "Change in Control of the Corporation" means a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, or any successor thereto, whether or not the Corporation in fact is required to comply with Regulation 14A thereunder.

         3.05 "Code" means the Internal Revenue Code of 1986, as amended.

         3.06 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof, each of whom shall be a Non-Employee Director of the Corporation, and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, or any successor thereto and within the meaning of Section 162(m) of the Code and regulations thereunder.

         3.07 "Common Stock" means shares of the common stock, par value $0.01 per share, of the Corporation.

         3.08 "Disability" means any physical or mental impairment which qualifies an Employee for disability benefits under the applicable long-term disability plan maintained by the Corporation or a Subsidiary, or, if no such plan applies, which would qualify such Employee for disability benefits under the Federal Social Security System.

         3.09 "Effective Date" means the day upon which the Board approves this Plan.


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

         3.10 "Employee" means any person who is employed by the Corporation or a Subsidiary, including Officers of the Corporation or a Subsidiary, but not including directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary.

         3.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         3.12 "Fair Market Value" shall be equal to the fair market value per share of the Corporation's Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Committee, or if no such prices are available, the book value of a share of Common Stock as determined under generally accepted accounting principles as of the latest practicable date.

         3.13 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

         3.14 "Non-Employee Director" means a member of the Board of the Corporation or its Subsidiaries.

         3.15 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

         3.16 "Officer" means an Employee whose position in the Corporation or Subsidiary is that of a corporate officer, as determined by the Board.

         3.17 "Option" means a right granted under this Plan to purchase Common Stock.

         3.18 "Optionee" means an Employee or Non-Employee Director to whom an Option is granted under the Plan.

         3.19 "Restricted Shares" means a specified number of shares of Common Stock granted to an Employee in accordance with Section 8.12.

         3.20 "Retirement" means a termination of employment upon or after attainment of age sixty-five (65) or such earlier age as may be specified in any applicable plans or policies maintained by the Corporation or a Subsidiary or, if no such plan is applicable, which would constitute "retirement" under any qualified pension benefit plan maintained by the Corporation or a Subsidiary, if such individual were a participant in such plan.

         3.21 "Stock Appreciation Right" means a right to surrender an Option in consideration for a payment by the Corporation in cash and/or Common Stock, as provided in the discretion of the Committee in accordance with Section 8.11.

         3.22 "Subsidiaries" means those subsidiaries of the Corporation, including the Bank, which meet the definition of "subsidiary corporations" set forth in Section 424(f) of the Code, at the time of granting of the Option in question.


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

         3.23 "Voting Record Date" means the date established as the record date for the determination of stockholders entitled to receive notice of and to vote at the stockholders' meeting at which the proposal to adopt the Plan is voted upon.

                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

         4.01 DUTIES OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority in its absolute discretion to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee's tax withholding obligation pursuant to
Section 13.02 hereof, (ii) include arrangements to facilitate the Optionee's ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding.

         4.02 APPOINTMENT AND OPERATION OF THE COMMITTEE. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided that the Committee shall continue to consist of two or more members of the Board, each of whom shall be a Non-Employee Director and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. In addition, each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and regulations thereunder at such times as is required under such regulations. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

         4.03 REVOCATION FOR MISCONDUCT. The Committee may by resolution immediately revoke, rescind and terminate any Option or Restricted Share, or portion thereof, to the extent not yet vested, or any Stock Appreciation Right, to the extent not yet exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary for cause, which, for purposes hereof, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any employment agreement. For purposes of this paragraph, no act or failure to act on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Corporation and its Subsidiaries. Options granted to a Non-Employee Director who is removed for cause pursuant to the Corporation's Certificate of Incorporation and Bylaws or the Bank's Charter and Bylaws shall terminate as of the effective date of such removal.

         4.04 LIMITATION ON LIABILITY. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or for any Awards granted hereunder. If a member of the Board or Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiaries and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         4.05 COMPLIANCE WITH LAW AND REGULATIONS. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option or Stock Appreciation Right may be exercised if such exercise would be contrary to applicable laws and regulations.

         4.06 RESTRICTIONS ON TRANSFER. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

                                    ARTICLE V
                                   ELIGIBILITY

         Awards may be granted to such Employees and Non-Employee Directors of the Corporation and its Subsidiaries as may be designated from time to time by the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiaries.

                                   ARTICLE VI
                        COMMON STOCK COVERED BY THE PLAN

         6.01 NUMBER OF SHARES. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in
Article IX, shall be an amount equal to 4.99% of the outstanding shares of Common Stock of the Corporation as of the Voting Record Date. None of such shares shall be the subject of more than one Award at any time (other than a Stock Appreciation Right related to an Option), but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares. Notwithstanding the foregoing, if an Option is surrendered in connection with the exercise of a Stock Appreciation Right, the number of shares covered thereby shall not be available for grant under the Plan.

         6.02 SOURCE OF SHARES. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

                                   ARTICLE VII
                 DETERMINATION OF AWARDS, NUMBER OF SHARES, ETC.

         The Committee shall, in its discretion, determine from time to time which Employees or Non-Employee Directors will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the exercise price of an Option. In making all such determinations, there shall be taken into account the duties, responsibilities and performance of each respective Employee or Non-Employee Director, his past, present and potential contributions to the growth and success of the Corporation and the Bank, his salary and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.


                                  ARTICLE VIII
                      OPTIONS AND STOCK APPRECIATION RIGHTS

         Each Option granted hereunder shall be on the following terms and conditions:

         8.01 STOCK OPTION AGREEMENT. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

         8.02 AWARDS TO EMPLOYEES. Awards pursuant to Article VIII hereof may be made to such Optionees as may be selected by the Committee and on such terms as may be determined by the Committee. The Committee may but shall not be required to request the written recommendation of the Chief Executive Officer of the Corporation other than with respect to Awards to be granted to him. Notwithstanding anything to the contrary contained herein, no Optionee shall have any right or entitlement to receive an Award hereunder, such Awards being at the total discretion of the Committee.

         8.03 OPTION EXERCISE PRICE.

                  (a) INCENTIVE STOCK OPTIONS. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.10(b).

                  (b) NON-QUALIFIED OPTIONS. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

         8.04 VESTING AND EXERCISE OF OPTIONS.

                  (a) GENERAL RULES. Incentive Stock Options and Non-Qualified Options to Optionees granted hereunder shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Committee. Notwithstanding the foregoing, no vesting shall occur on or after an Optionee's employment or service with the Corporation and all Subsidiaries is terminated for any reason other than as set forth in subsection (b) below. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

                  (b) ACCELERATED VESTING. Unless the Committee shall specifically state otherwise at the time an Option is granted, all Options granted under the Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with or service to the Corporation or a Subsidiary because of his death, Disability or Retirement. In addition, all options hereunder shall become immediately vested and exercisable in full on the date an Optionee terminates his employment with or service to the Corporation or a Subsidiary or as a result of a Change in Control of the Corporation.

         8.05  DURATION OF OPTIONS.

                  (A) GENERAL RULE. Except as provided in Sections 8.05(b) and 8.10, each Option or portion thereof granted to Employees shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of
(i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Optionee ceases to be employed by the Corporation and all Subsidiaries, unless the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of employment from three (3) months to a period not exceeding one (1) year.

         Except as provided in Section 8.05(b), each Option or portion thereof granted to a Non-Employee Director shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) one (1) year after the date on which the Non-Employee Director ceases to serve as a director of the Corporation and its Subsidiaries, unless the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of service to a period not exceeding three (3) years.

                  (B) EXCEPTIONS. If an Optionee dies while in the employ or service of the Corporation or a Subsidiary or terminates employment or service with the Corporation or a Subsidiary as a result of Disability or Retirement without having fully exercised his Options, the Optionee or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following the earlier of his death or termination due to Disability or Retirement, to exercise such Options. In no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.

         8.06 NONASSIGNABILITY. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.06. Options which are transferred pursuant to this Section 8.06 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

         8.07 MANNER OF EXERCISE. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided pursuant to Section 8.01.

         8.08 PAYMENT FOR SHARES. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of such Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee (i) in cash or (ii) at the discretion of the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) or other property equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing. With respect to subclause (ii) hereof, the Shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Corporation pursuant to a plan thereof more than six months prior to the exercise date of the Option.

         8.09 VOTING AND DIVIDEND RIGHTS. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that the Option is exercised and certificates representing the shares acquired pursuant to an exercise of such Option have been issued and delivered.

         8.10 ADDITIONAL TERMS APPLICABLE TO INCENTIVE STOCK OPTIONS. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.09 above, to those contained in this Section 8.10.

                  (a) Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan maintained by the Corporation (or any parent or Subsidiary), shall not exceed $100,000.

                  (b) LIMITATION ON TEN PERCENT STOCKHOLDERS. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Sections 8.04 and
8.05 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

                  (c) NOTICE OF DISPOSITION; WITHHOLDING; ESCROW. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through the exercise of an Incentive Stock Option and disposed of within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares. Such notice shall set forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this
Section 8.10(c).

         8.11 STOCK APPRECIATION RIGHTS.

                  (a) GENERAL TERMS AND CONDITIONS. The Committee may, but shall not be obligated to, authorize the Corporation, on such terms and conditions as it deems appropriate in each case, to grant rights to Optionees to surrender an exercisable Option, or any portion thereof, in consideration for the payment by the Corporation of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to the Option, or portion thereof, surrendered over the exercise price of the Option with respect to such shares (any such authorized surrender and payment being hereinafter referred to as a "Stock Appreciation Right"). Such payment, at the discretion of the Committee, may be made in shares of Common Stock valued at the then Fair Market Value thereof, or in cash, or partly in cash and partly in shares of Common Stock.

         The terms and conditions set with respect to a Stock Appreciation Right may include (without limitation), subject to other provisions of this Section
8.11 and the Plan, the period during which, date by which or event upon which the Stock Appreciation Right may be exercised; the method for valuing shares of Common Stock for purposes of this Section 8.11; a ceiling on the amount of consideration which the Corporation may pay in connection with exercise and cancellation of the Stock Appreciation Right; and arrangements for income tax withholding. The Committee shall have complete discretion to determine whether, when and to whom Stock Appreciation Rights may be granted.

                  (b) TIME LIMITATIONS. If a holder of a Stock Appreciation Right terminates service with the Corporation as an Officer or Employee, the Stock Appreciation Right may be exercised only within the period, if any, within which the Option to which it relates may be exercised.

                  (c) EFFECTS OF EXERCISE OF STOCK APPRECIATION RIGHTS OR OPTIONS. Upon the exercise of a Stock Appreciation Right, the number of shares of Common Stock available under the Option to which it relates shall decrease by a number equal to the number of shares for which the Stock Appreciation Right was exercised. Upon the exercise of an Option, any related Stock Appreciation Right shall terminate as to any number of shares of Common Stock subject to the Stock Appreciation Right that exceeds the total number of shares for which the Option remains unexercised.

                  (d) TIME OF GRANT. A Stock Appreciation Right granted in connection with an Incentive Stock Option must be granted concurrently with the Option to which it relates, while a Stock Appreciation Right granted in connection with a Non-Qualified Option may be granted concurrently with the Option to which it relates or at any time thereafter prior to the exercise or expiration of such Option.

                  (e) NON-TRANSFERABLE. The holder of a Stock Appreciation Right may not transfer or assign the Stock Appreciation Right otherwise than by will or in accordance with the laws of descent and distribution, and during a holder's lifetime a Stock Appreciation Right may be exercisable only by the holder.

         8.12     RESTRICTED SHARES.

                  (a) GENERAL TERMS AND CONDITIONS. The Committee may, but shall not be obligated to, authorize the Corporation, on such terms and conditions as it deems appropriate in each case, to grant rights to selected Employees ("Restricted Shares") to help attract and retain superior personnel for positions of substantial responsibility with the Corporation and its subsidiaries, and to provide key Employees with an additional incentive to contribute to the success of the Corporation. Each Restricted Share grant confers upon the recipient thereof the right to receive a specified number of shares of Common Stock of the Corporation. The Committee may specify the performance objectives and the period of duration of the Restricted Share grant at the time that such Restricted Share is granted. Any Restricted Shares granted under this Plan shall constitute an unfunded promise to make future payments to the affected Employees upon the completion of specified conditions. The grant of an opportunity to receive Restricted Shares shall not entitle the affected Employees to any rights to specific fund(s) or assets of the Corporation, or its subsidiaries.

                  (b) CASH IN LIEU OF COMMON STOCK. In lieu of some or all of the shares earned by achievement of any specified performance objectives within the specified period, the Committee may distribute cash in an amount equal to the Fair Market Value of the Common Stock at the time that an Employee achieves the performance objective within the specified period.

                  (c) RESTRICTED PERIOD. The Restricted Shares shall be restricted for a period to be determined by the Committee and shall be subject to any performance objectives as determined by the Committee.

                  (d) NON-TRANSFERABLE. An Employee may not transfer or assign a Restricted Share.

                  (e) ACCELERATED VESTING. The Committee may state at the time Restricted Shares are granted that such Restricted Shares shall become immediately vested in full and all related restrictions shall terminate and expire upon the occurrence of certain events.

                                   ARTICLE IX
                         ADJUSTMENTS FOR CAPITAL CHANGES

         The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Award relates, the exercise price per share of Common Stock under any Option and the maximum number of Awards which may be granted to any Employee or Non-Employee Director shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the Offering resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options. In the event the Corporation declares a special cash dividend or return of capital in an amount per share which exceeds 10% of the Fair Market Value of a share of Common Stock as of the date of declaration, the per share exercise price of all previously granted Options which remain unexercised as of the date of such declaration shall be proportionately adjusted to give effect to such special cash dividend or return of capital as of the date of payment of such special cash dividend or return of capital; provided, however, that if such adjustment with respect to Incentive Stock Options would be treated as a modification of the outstanding Incentive Stock Options with the effect that, for purposes of Sections 422 and 424(h) of the Code and the rules and regulations thereunder, new Incentive Stock Options would be deemed to be granted, then no adjustment to the per share exercise price of outstanding Incentive Stock Options shall be made.

                                    ARTICLE X
                                DEFERRED PAYMENTS

         10.01 DEFERRAL OF OPTIONS AND STOCK APPRECIATION RIGHTS.
Notwithstanding any other provision of this Plan, any Optionee may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer the delivery of the proceeds of the exercise of any Non-Qualified Option.

         10.02 TIMING OF ELECTION. The election to defer the delivery of the proceeds from any eligible Non-Qualified Option or Stock Appreciation Right must be made at least six (6) months prior to the date such Option or Stock Appreciation Right is exercised or at such other time as the Committee may specify. Deferrals of eligible Non-Qualified Options or Stock Appreciation Rights shall only be allowed for exercises of Options and Stock Appreciation Rights that occur while the Optionee or holder of the Stock Appreciation Right, as the case maybe, is in active employment with the Corporation or its Subsidiaries. Any election to defer the proceeds from an eligible Non-Qualified Option or Stock Appreciation Right shall be irrevocable.

         10.03 STOCK OPTION DEFERRAL. The deferral of the proceeds of Non-Qualified Options may be elected by an Optionee subject to the rules and regulations established by the Committee. The proceeds from such an exercise shall be credited to a deferred stock option account established for the Optionee (which may be part of an existing deferred compensation trust account). The proceeds shall be credited to the deferred stock option account as a number of deferred shares or share units equivalent in value to those proceeds. Deferred share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred shares or share units shall be valued at the Fair Market Value of Common Stock. Deferred share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred share units. Deferred shares or share units shall be distributed in shares of Common Stock or cash, at the discretion of the Committee, upon the Optionee's termination of employment or service or at such other date, as may be approved by the Committee, over a period of no more than ten (10) years.

         10.04 STOCK APPRECIATION RIGHT DEFERRAL. The deferral of the proceeds of Stock Appreciation Rights may be made by a holder of Stock Appreciation Rights subject to the rules and regulations established by the Committee. Upon exercise, the Committee will credit such Optionee's deferred stock option account with a number of deferred shares or share units equivalent in value to the difference between the Fair Market Value of a share of Common Stock on the exercise date and the exercise Price of the Stock Appreciation Right multiplied by the number of shares exercised. Deferred shares or share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred shares or share units shall be valued at the Fair Market Value of Common Stock. Deferred shares or share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred shares or share units. Deferred shares or share units shall be distributed in shares of Common Stock or cash, at the discretion of the Committee, upon the Participant's termination of service or at such other date, as may be approved by the Committee, over a period of no more than ten (10) years.

         10.05 ACCELERATED DISTRIBUTIONS. The Committee may, at its sole discretion, allow for the early payment of an Optionee's deferred stock option account in the event of an "unforeseeable emergency" or in the event of the death or Disability of the Optionee. An "unforeseeable emergency" means an unanticipated emergency caused by an event beyond the control of the Optionee that would result in severe financial hardship if the distribution were not permitted. Such distributions shall be limited to the amount necessary to sufficiently address the financial hardship. Any distributions under this provision, shall be consistent with the Code and the regulations promulgated thereunder. Additionally, the Committee may use its discretion to cause stock option deferral accounts to be distributed when continuing the program is no longer in the best interest of the Corporation.

         10.06 ASSIGNABILITY. No rights to deferred stock option accounts may be assigned or subject to any encumbrance, pledge or charge of any nature except that an Optionee may designate a beneficiary pursuant to any rules established by the Committee.

         10.07 UNFUNDED STATUS. No Employee or other person shall have any interest in any fund or in any specific asset of the Corporation or its Subsidiaries by reason of any amount credited pursuant to the provisions hereof. Any amounts payable pursuant to the provisions hereof shall be paid from the general assets of the Corporation or its Subsidiaries and no Employee, Non-Employee Director or other person shall have any rights to such assets beyond the rights afforded general creditors of the Corporation or its Subsidiaries. However, the Corporation or its Subsidiaries shall have the right to establish a reserve, trust or make any investment for the purpose of satisfying the obligations created under this Article X of the Plan; provided, however, that no Employee, Non-Employee Director or other person shall have any interest in such reserve, trust or investment.

                                   ARTICLE XI
                      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any applicable regulatory requirements and any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan except as specifically authorized herein.

                                   ARTICLE XII
                                EMPLOYMENT RIGHTS

         Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director of the Corporation or a Subsidiary to continue in such capacity.

                                  ARTICLE XIII
                                   WITHHOLDING

         13.01 TAX WITHHOLDING. The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option, as provided in
Section 8.10(c), or with respect to the exercise of a Stock Appreciation Right.

         13.02 METHODS OF TAX WITHHOLDING. The Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Optionee's delivery of previously owned shares of Common Stock or other property.

                                   ARTICLE XIV
                        EFFECTIVE DATE OF THE PLAN; TERM

         14.01 EFFECTIVE DATE OF THE PLAN. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan, provided that no Incentive Stock Option issued pursuant to this Plan shall qualify as such unless this Plan is approved by the requisite vote of the holders of the outstanding voting shares of the Corporation at a meeting of stockholders of the Corporation held within twelve (12) months of the Effective Date.

         14.02 TERM OF PLAN. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted, and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                                   ARTICLE XV
                              STOCKHOLDER APPROVAL

         The Corporation shall submit the Plan to stockholders for approval at a meeting of stockholders of the Corporation held within twelve (12) months following the Effective Date in order to meet the requirements of (i) Section 422 of the Code and regulations thereunder and (ii) Section 162(m) of the Code and regulations thereunder.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         16.01 GOVERNING LAW. To the extent not governed by federal law, this Plan shall be construed under the laws of the State of California.

         16.02 PRONOUNS. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

                                                                      APPENDIX B


             PROPOSED AMENDMENT TO THE BYLAWS OF PBOC HOLDINGS, INC.

         Section 4.3 of the Bylaws of PBOC Holdings, Inc. is proposed to be amended in the manner described below. If the proposed amendment is adopted, the words contained within the bracketed and bold-faced portions of Section 4.3 will be added, while the words underlined and in bold-face will be deleted from
Section 4.3.

         4.3 NUMBER OF DIRECTORS. The Board of Directors shall consist of [NINE] SEVEN persons. The number of directors may at any time be increased or decreased by a vote of a majority of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director. Notwithstanding anything to the contrary contained within these Bylaws, the number of directors may not be less than seven nor more than 15.

                                 REVOCABLE PROXY
                               PBOC HOLDINGS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 24, 2000

         The undersigned, being a stockholder of PBOC Holdings, Inc. (the "Company") as of March 7, 2000, hereby authorizes Rudolf P. Guenzel and Murray Kalis or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Le Meridien Hotel, located at 465 South La Cienega Boulevard, Los Angeles, California, on Monday, April 24, 2000 at 9:30 a.m., Pacific Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.  ELECTION OF DIRECTORS

    Nominee for a three-year term expiring 2003:         Robert W. MacDonald

     / / FOR                    / / WITHHOLD
                                    AUTHORITY

2.  PROPOSAL to adopt the 2000 Stock Incentive Plan.

     / / FOR                    / / AGAINST                   / / ABSTAIN

3. PROPOSAL to amend the Company's Bylaws to increase the number of directors from seven to nine.

     / / FOR                    / / AGAINST                  / / ABSTAIN


4. PROPOSAL to ratify the appointment of the Board of Directors of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

     / / FOR                    / / AGAINST                  / / ABSTAIN


5. PROPOSAL, if necessary, to adjourn the Annual Meeting to solicit additional proxies.

     / / FOR                   / /  AGAINST                  / / ABSTAIN

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2000 AND AT ANY ADJOURNMENT THEREOF.

          SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED, BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEE TO THE BOARD OF DIRECTORS, FOR THE 2000 STOCK INCENTIVE PLAN, FOR THE AMENDMENT TO THE COMPANY'S BYLAWS TO INCREASE THE NUMBER OF DIRECTORS FROM SEVEN TO NINE, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS, TO ADJOURN, IF NECESSARY, THE ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

                                      PLEASE BE SURE TO SIGN AND DATE THIS PROXY
                                      IN THE SPACE BELOW.

                                      Date:                       , 2000
                                           -----------------------

                                           -----------------------
                                                (SIGNATURE)

          PLEASE SIGN ABOVE EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

          PLEASE ACT PROMPTLY.  SIGN, DATE AND MAIL YOUR PROXY CARD
TODAY.